UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2023

Enfusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40949	87-1268462
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 South Clark Street, Suite 750
Chicago, Illinois	60603
(Address of principal executive offices)	(Zip code)

(312) 253-9800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ENFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2023, Enfusion, Inc. (the “Company”) announced the appointment of Neal Pawar as Chief Operating Officer of the Company.

Prior to joining the Company, Mr. Pawar, 52, served at Qontigo, a provider of financial intelligence tools for investment management, first as Chief Operating Officer from March 2021 to June 2023, and then as Chief Executive Officer from June 2023 to October 2023. Prior to Qontigo, Mr. Pawar served as the Group Chief Information Officer of Deutsche Bank from 2019 to 2020, and as a Principal and Chief Technology Officer of AQR Capital Management from 2014 to 2019. In addition, Mr. Pawar has been a member of the Board of Directors of CAIS since 2021, and a member of the Advisory Board of Talos since 2022. Mr. Pawar has also served as the Chief Information Officer of UBS Wealth Management and as a Managing Director at D.E. Shaw. Mr. Pawar has a B.S. in Computer Science from Brown University.

In connection with his appointment, the Company’s Compensation Committee intends to award Mr. Pawar with the following equity awards under the 2021 Stock Option and Incentive Plan (the “Plan”), effective November 27, 2023: (1) 580,000 Performance-Based Restricted Stock Units (the “Performance-Based RSUs”), (2) 425,000 Restricted Stock Units (the “Time-Based RSUs”), and (3) unrestricted shares of the Company’s Class A common stock with an aggregate value of approximately $600,000 (the “Unrestricted Stock”). The awards are further described in the employment agreement entered into by Mr. Pawar on November 7, 2023, with a commencement date of November 27, 2023 (the “Employment Agreement”) and, when awarded, will vest as described below.

(1)            Performance-Based RSUs. The 580,000 Performance-Based RSUs will vest as follows: (a) 100,000 Performance-Based RSUs shall vest if the 10-day moving average of the closing price of the Company’s Class A common stock (the “Common Stock”) is $15.00 at any point on or before November 27, 2026; (b) 120,000 Performance-Based RSUs shall vest if the 10-day moving average of the closing price of the Common Stock is $20.00 at any point on or before November 27, 2026; (c) 160,000 Performance-Based RSUs shall vest if the 10-day moving average of the closing price of the Common Stock is $30.00 at any point on or before November 27, 2028; and (d) 200,000 Performance-Based RSUs shall vest if the 10-day moving average of the closing price of the Common Stock is $40.00 at any point on or before November 27, 2028.

(2)            Time-Based RSUs. 425,000 Time-Based RSUs will vest in three approximately equal tranches on each of November 27, 2024, 2025, and 2026, subject to Mr. Pawar remaining in a service relationship on the applicable vesting dates. If Mr. Pawar is terminated without cause or resigns for good reason, the vesting of his Time-Based RSUs may continue or, in the event of a Sale Event (as defined in the Plan), be accelerated. Further, the vesting of the Time-Based RSUs may be subject to acceleration in the event of Mr. Pawar’s death, disability or retirement.

(3)            Unrestricted Stock. Approximately $600,000 in value of Common Stock will be granted to Mr. Pawar on November 27, 2023, and will not be subject to any further vesting conditions.

In addition, pursuant to the terms of the Employment Agreement, Mr. Pawar (a) will receive an annual base salary of $450,000, (b) will receive a one-time cash bonus on April 1, 2024 of $250,000 (subject to Mr. Pawar’s continued employment by the Company and certain customary clawback conditions), (c) will have a target bonus of $300,000 for the 2024 fiscal year, and (d) will be eligible to participate in the Company’s long-term equity incentive plan for executives beginning in 2024, with his equity incentive grant anticipated to consist of restricted stock units that have a grant date value of $1,250,000.

Under the Employment Agreement, Mr. Pawar will be subject to twelve-month post-termination non-compete and non-solicit covenants, a six-month post-termination client competition covenant, and a perpetual confidentiality covenant.

In connection with his appointment, the Company will enter into an indemnification agreement with Mr. Pawar that is substantially the same as those entered into with other officers of the Company. There are no family relationships between Mr. Pawar and any director or executive officer of the Company. In addition, Mr. Pawar has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 7.01 – Regulation FD Disclosure

On November 20, 2023, the Company issued a press release announcing the appointment described above.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

10.1*	Employment Agreement between Neal Pawar and Enfusion Ltd. LLC, dated November 7, 2023.
99.1	Press Release issued by the Company on November 20, 2023, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2023	ENFUSION, INC.

	By:	/s/ Matthew R. Campobasso
	Name:	Matthew R. Campobasso
	Title:	General Counsel